UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54383	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (“Amendment No. 1”) is being filed to amend in its entirety the Form 8-K of United Development Funding IV filed with the Securities and Exchange Commission on May 22, 2014 (the “Original Report”) in order to reflect updates to the investor presentation furnished as Exhibit 99.1 thereto. Except for the foregoing, there are no changes to the Original Report.

Item 7.01	Regulation FD Disclosure.

United Development Funding IV (the “Trust”) has prepared an investor presentation with respect to the Listing and Tender Offer (each as defined below). The trustees, officers and other representatives of the Trust intend to present some of or all of such investor presentation at various conferences and meetings in the coming weeks.

A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

Listing

As previously announced by the Trust, the Trust intends to list the common shares of beneficial interest, par value $0.01 per share, of the Trust (the “Common Shares”) on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “UDF.” The Trust has filed an application to list its Common Shares on NASDAQ. The Trust anticipates that its Common Shares will be listed on NASDAQ on or about June 4, 2014 (the “Listing”). The completion of the Listing is subject to final approval of the Listing by NASDAQ. There can be no assurance that the Common Shares will be listed on NASDAQ.

A copy of the press release announcing the Listing and the Tender Offer (as described below) is included as Exhibit 99.2 hereto.

Tender Offer

On May 22, 2014, the Trust announced that it intends to commence an offer to purchase up to $35 million of its Common Shares from its shareholders at a price of $20.50 per share (the “Tender Offer”), net to the tendering shareholders in cash, less any applicable withholding taxes and without interest. The Trust believes the Tender Offer will augment the options available to shareholders in connection with the Listing by allowing them to tender all or a portion of their shares in the Tender Offer. If the Tender Offer is oversubscribed, proration of the tendered shares will be determined promptly after the Tender Offer expires. The Trust intends to fund the Tender Offer with cash on hand, funds available under its existing credit facilities and/or a new credit facility. The Trust expects to commence the Tender Offer on June 4, 2014 in connection with the Listing, and the Tender Offer will expire on July 2, 2014 (unless the Trust extends the offer). The Tender Offer will be subject to certain conditions.

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Trust. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials the Trust intends to distribute to its shareholders and filed with the Securities and Exchange Commission (the “SEC”). The full details of the Tender Offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will become available to shareholders promptly following commencement of the Tender Offer. Shareholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Shareholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by the Trust by visiting EDGAR on the SEC website at www.sec.gov. Shareholders also may obtain a copy of these documents, free of charge, from the Trust when the materials become available.

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Press Release

On May 22, 2014, the Trust issued a press release announcing the Listing and the Tender Offer. A copy of such press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Trust and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Trust’s most recent annual report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Trust undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Investor Presentation dated May 22, 2014

99.2	Press Release dated May 22, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

	By:	/s/ Hollis M. Greenlaw
May 23, 2014		Name: Hollis M. Greenlaw
Title: Chief Executive Officer